UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

METALS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40685	98-1589041
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Houston Street, Suite 400 Fort Worth, TX		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 698-9901

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary shares, $0.0001 par value, and one-third of one redeemable warrant	MTAL.U	New York Stock Exchange LLC
Shares of Class A ordinary shares included as part of the units	MTAL	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50	MTAL WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2021, the audit committee of the board of directors (the “Audit Committee”) and management of Metals Acquisition Corp (the “Company”), concluded that (i) the audited closing balance sheet as of August 2, 2021 (the “Balance Sheet”), which was included as an exhibit to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2021, should no longer be relied upon due to the reclassification of the Company’s Class A ordinary shares as temporary equity. The Company reflected the corrections to restate the Balance Sheet in Note 2 in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on November 15, 2021.

Previously, a portion of the Company’s Shares were classified as permanent equity to maintain shareholder’s equity above $5 million on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company can only complete a business combination and continue to exist as a public company with trading public shares, if there are sufficient public shares that do not redeem at the time of the business combination and so it is appropriate to classify a portion of its Shares, required to keep its shareholder's equity above $5 million, as “shares not subject to redemption” and part of permanent equity.

The Audit Committee, together with management, re-evaluated the Company’s accounting classification of the Shares. Upon re-evaluation, the Audit Committee, together with management, determined that the Shares include certain provisions that require classification as temporary equity regardless of the minimum net tangible asset required by the Company to complete its initial business combination. As such, management concluded that all Shares should be reported as temporary equity on the Company’s balance sheet.

Based upon their evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of September 30, 2021, due to the material weakness in analyzing complex financial instruments including the proper accounting for warrants as liabilities and the proper classification of redeemable Class A ordinary shares as temporary equity. In light of this material weakness, the Company performed additional analysis as deemed necessary to ensure that the Company’s unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15, 2021 present fairly in all material respects the Company’s financial position, results of operations and cash flows for the periods presented.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with its independent registered public accounting firm, Marcum LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2021

METALS ACQUISITION CORP.

By:	/s/ Michael James McMullen
Name:	Michael James McMullen
Title:	Chief Executive Officer